Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement is granted by Innovative Food Holdings, Inc., a Florida corporation (herein “Debtor”) whose address and principal place of business is 28411 Race Track Rd, Bonita Springs, Florida 34135, this February ____, 2013 in consideration of that certain Loan (herein the “Loan”) to Debtor in the sum of Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars from Fifth Third Bank, an Ohio banking corporation (herein “Lender”) whose address is 999 Vanderbilt Beach Road, Naples, Collier County, Florida 34108.

1.           Definitions:  Unless otherwise defined herein, all terms used in this Agreement shall have the definitions ascribed to them in that certain Loan Agreement dated of even date herewith between Debtor and Lender as the same may be hereafter amended or restated (herein the “Loan Agreement”).

2.           Pledge.  Debtor hereby grants to Lender, a security interest in Debtor’s personal property described on Exhibit A (herein the “Collateral”).

3.           Description of Obligation(s).  The following obligations (“Obligation” or “Obligations”) are secured by this Agreement: (a) the Loan represented by Debtor’s Note dated of even date in the principal sum of Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars and all other debts, obligations, liabilities and agreements of Debtor to Lender, now or hereafter existing, arising directly or indirectly between Debtor and Lender whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not evidenced by a note or other instrument and all renewals, extensions and rearrangements of any of the above; (b) All Costs incurred by Lender to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All other costs and expenses incurred by Lender, for which Debtor is obligated to reimburse Lender in accordance with the terms of the Loan Documents,  together with interest at the Default Rate; (d) All amounts which may be owed to Lender pursuant to all other Loan Documents executed between Lender and Debtor; (e) the payment and performance by Debtor of its obligations under all its agreements with Lender, as well as payment of any sums now, heretofore or hereafter owing to Lender, whether or not evidenced by any note or other instrument and whether or not for the payment of money, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, together with all interest thereon and costs of collection thereof, including reasonable attorneys’ fees and expenses, including all renewals, reamortizations, deferments and extensions of the foregoing and including any debt liability or obligation originally owing to Lender; (f)  all such future advances as may be made at the option of the Lender to Debtor from time to time; (g) all obligations incurred by Debtor under any agreement between Debtor and Lender or any Lender affiliate now existing or hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or forward foreign exchange transaction, cross currency rate swap, currency option, or any combination of, or option with respect to, any of the foregoing or any similar transactions, for the purpose of hedging Debtor’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (including any such or similar agreement or transaction entered into by Lender or any Lender affiliate thereof in connection with any other agreement or transaction between Debtor and Lender or any Lender affiliate thereof) (each a “Rate Management Agreement”) and (h) any of the foregoing that arise after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the Obligations do not accrue because of the automatic stay under the Bankruptcy Code, or otherwise.

Security Agreement in Favor of Fifth Third Bank

4.           Debtor's Warranties.  Debtor hereby represents and warrants to Lender as follows:

a.           Financing Statements.  Other than the financing statement representing the security interest herein created and those representing Permitted Encumbrances, no financing statement covering the Collateral will be on file in any public office, and no security interest, other than the one herein created and those constituting the Permitted Encumbrances shall be attached or perfected in the Collateral or any part thereof.  This Agreement constitutes an authenticated record and Debtor authorizes Lender to file financing statements under Article Nine without Debtor’s signature pursuant to Article Nine.  Debtor further authorizes Lender to file any and all Article Nine financing statements and/or any amendments thereto in such other jurisdictions as Lender deems necessary to insure that filing statements accurately describe the collateral pledged hereunder in accordance with Article Nine and to fully perfect Lender’s security interest in the Collateral.  Debtor’s exact legal name is set forth above and Debtor’s place of incorporation for filing of financing statements is set forth above following the name of Debtor above.

b.           Ownership.  Debtor owns the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for the security interest hereunder and the Permitted Encumbrances and a subordinate lien in favor of Barabra R. Mittman as collateral Agent under UCC filing statement number 200509240176 filed with the Secured Transaction Registry State of Florida.  Debtor has not been a surviving party to any merger or consolidation nor has Debtor had any name changes or done business under any fictitious name.

c.           Environmental Compliance.  The conduct of Debtor’s business operations and the condition of Debtor’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos (“Hazardous Materials”).

Security Agreement in Favor of Fifth Third Bank

d.           Power and Authority.  Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

e.           Location of Collateral.  The tangible fixture Collateral shall be kept at Debtor’s Principal Place of Business or at the locations described on Exhibit A.  Debtor, in addition to any obligations set forth herein or in the Loan Agreement, authorizes Lender to execute, or, if necessary, Debtor will execute, such supplemental Uniform Commercial Code filing statements for filing with the appropriate filing officer in the State of Florida, or where the Collateral is kept for each new location where any Collateral is kept, if required by the laws of such jurisdiction, to maintain Lender’s perfection of secured interest, and Debtor shall pay all fees and costs associated therewith.

5.           Debtor’s Covenants.  Until full payment and performance of all of the Obligations and termination or expiration of any obligation or commitment of Lender to make advances or loans to Debtor, then, unless Lender otherwise consents in writing which may be withheld in Lender’s sole discretion:

a.           Obligation and This Agreement.  Debtor shall perform all of its agreements herein and in any other agreements between it and Lender.

b.           Ownership and Maintenance of the Collateral.  Debtor shall keep all of its tangible Collateral in good condition.  Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender.  Debtor shall keep the Collateral free from all liens and security interests except for the Permitted Encumbrances.

c.           Insurance.  Debtor shall insure the tangible personal property Collateral with companies acceptable to Lender.  Such insurance shall be in an amount not less than the fair market value of the Collateral or the amount of the Obligations, whichever is less, and shall be against such casualties, with such deductible amounts as Lender shall approve.  All insurance policies shall be written for the benefit of Debtor and Lender as their interests may appear, payable to Lender as an additional insured, or in other form satisfactory to Lender, and such policies or certificates evidencing the same shall be furnished to Lender.  All policies of insurance shall provide for written notice to Lender at least thirty (30) days prior to cancellation.  The risk of loss or damage to Collateral shall be Debtor’s to the extent of any deficiency in any effective insurance coverage.

Security Agreement in Favor of Fifth Third Bank

d.           Lender’s Costs.  Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligations, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney’s fees and other fees or expenses for which Debtor is obligated to reimburse Lender in accordance with the terms of the Loan Documents.  Whether the Collateral is or is not in Lender’s possession, and without any obligation to do so and without waiving Debtor’s default for failure to make any such payment, Lender at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligations and bear interest at the Default Rate.  Debtor agrees to reimburse Lender on demand for any costs so incurred.

e.           Information and Inspection.  Debtor shall: (i) promptly furnish Lender any information with respect to the Collateral requested by Lender; (ii) allow Lender or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Lender or its representatives with copies of, all records relating to the Collateral and the Obligations; (iii) promptly furnish Lender or its representatives such information as Lender may request to identify the Collateral, at the time and in the form requested by Lender; and (iv) deliver upon request to Lender shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

f.           Additional Documents.  Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Lender to obtain, maintain, and perfect the security interest hereunder and to enable Lender to comply with any federal or state law in order to obtain or perfect Lender’s interest in the Collateral or to obtain proceeds of the Collateral.

g.           Records of the Collateral.  Debtor shall maintain accurate books and records covering the Collateral at all times.  Debtor immediately will mark all books and records with an entry showing the assignment of all Collateral to Lender, and Lender is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time.

h.           Disposition of the Collateral.  If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor shall immediately notify Lender, and upon request of Lender, shall assign or indorse the same to Lender.  No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Lender, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

Security Agreement in Favor of Fifth Third Bank

i.           Accounts and Deposit Accounts.  Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.  In the event Debtor has pledged any Deposit Accounts, investment property, letter of credit rights or electronic paper, Debtor will undertake the necessary steps to insure Lender’s control over such Collateral as required by Article Nine.

j.           Notice/Location of the Collateral.  Debtor shall give Lender written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location as permitted by the Loan Agreement.  If no such notice is given, all records of Debtor pertaining to the Collateral shall be kept at the Florida address of Debtor set forth above.

k.           Change of Name/Status and Notice of Changes.  Without the written consent of Lender, Debtor shall not change its name, change its entity status, merge or consolidate with any other Person, use any trade name or engage in any business not reasonably related to its business as presently conducted.  Debtor shall notify Lender immediately of: (i) any material change in the Collateral; (ii) a change in Debtor’s business or location; (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Lender pursuant to this Agreement; and (iv) the occurrence of an Event of Default as defined in the Loan Agreement.

l.           Use and Removal of the Collateral.  Debtor shall not use the Collateral illegally.  Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Lender, except in the ordinary course of business and thereupon Debtor will comply with the provisions set forth in paragraph 5(f) herein, if applicable.

m.           Waivers by Debtor.  Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any person liable for the Obligations or any part thereof, notice of any Event of Default other than as required under the Loan Agreement, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to Debtor.  Debtor waives any right to require that any action be brought against any other Debtor or other person or to require that resort be had to any other security or to any balance of any deposit account.  Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligations are paid in full.

Security Agreement in Favor of Fifth Third Bank

n.           Compliance with State and Federal Laws.  Debtor will maintain its existence, good standing and qualification to do business and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

6.           Default.

a.           Event of Default. A default under this Agreement shall occur if:  (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the reasonable opinion of Lender, there is insufficient insurance coverage;  (ii)  there is a levy upon or execution against any of the Collateral; or (iii)  Debtor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between a Debtor and Lender, including, but not limited to, any Note, the Loan Agreement, any Rate Management Agreement, any Security Instrument, any certificate, assignment, instrument, document or other Loan Document concerning or related to the Obligations and any applicable notice and cure periods have passed.

b.           Rights and Remedies.  If any default shall occur under this Agreement, then, in each and every such case, at any time thereafter, Lender, without further:  (i) presentment, demand, or protest; (ii) notice of default, dishonor, demand, non-payment, or protest; (iii) notice of intent to accelerate all or any part of the Obligations; (iv) notice of acceleration of all or any part of the Obligations; or notice of any other kind; all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law), may exercise and/or enforce any of the following rights and remedies at Lender’s option:

i.	Acceleration. Declare the Obligations to become immediately due and payable, and any duty of Lender to permit further borrowings under the Obligations shall immediately cease and terminate.
ii.	Possession and Collection of the Collateral.
(a) Take possession or control of, store, lease, operate, manage, sell, or instruct any agent or broker to sell or otherwise dispose of, all or any part of the Collateral;
(b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Lender;

Security Agreement in Favor of Fifth Third Bank

(c) in Lender’s own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights. Lender shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Lender, its officers, agents or employees, except for its or their own willful misconduct or gross negligence;

(d) indorse, as the agent of Debtor, any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral;

(e) make formal application for transfer to Lender (or to any assignee of Lender or to any purchaser of any of the Collateral) of all of Debtor’s permits, licenses, approvals, agreements, leases, contracts and the like relating to the Collateral or to Debtor’s business;

(f) If Debtor fails to maintain any required insurance, to the extent permitted by applicable law, Lender may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Lender’s option:   (i) protect only Lender and not provide any remuneration or protection for Debtor directly; and (ii) provide coverage only after the Obligations have been declared due as herein provided.  The premiums for any such insurance purchased by Lender shall be a part of the Obligations and shall bear interest at the Default Rate.

(g) Make any claim under any insurance policy or cancel such insurance, and collect and receive payment and indorse any instrument in payment of loss or return premium or other refund or return, and apply such amounts received, at Lender’s election, to replacement of Collateral or to the Obligations.

(h) take any other action which Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral; and

(i) in addition to the foregoing, and not in substitution therefore, exercise any one or more of the rights and remedies exercisable by Lender under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, Article Nine).  In taking possession of the Collateral Lender may enter any Place of Business of Debtor and otherwise proceed without legal process, if this can be done without breach of the peace.  Debtor shall, upon Lender’s demand, promptly make the Collateral or other security available to Lender at a place designated by Lender in the County where Debtor’s Principal Place of Business is located.  Debtor appoints Lender, and any officer thereof, as Debtor’s attorney-in-fact with full power in Debtor’s name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Lender to take any action hereunder nor shall Lender be liable to Debtor for failure to take any action hereunder.  This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligations are outstanding.

Lender shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Lender’s willful and malicious act.  Lender shall have no duty to take any action to preserve or collect the Collateral.

Security Agreement in Favor of Fifth Third Bank

iii.
Receiver.  Obtain the appointment of a receiver for all or any of the Collateral, and Debtor hereby consents to the appointment of such a receiver as a matter of right, without regard to the value of the Collateral or the solvency of Debtor and without prior notice and Debtor agrees not to oppose any such appointment.

iv.
Right of Set Off.  Without notice or demand to Debtor, set off and apply against any and all of the Obligations any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Lender to or for the credit of the account of Debtor.

v.
Books and Records.  Take immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any Place of Business upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability.

vi.
Insurance.  Surrender any insurance policies on the Collateral and receive the unearned premium thereon.  Debtor shall be entitled to any surplus and shall be liable to Lender for any deficiency.  The proceeds of any disposition after default available to satisfy the Obligation may, at Lender’s option, be applied to the Obligations first to late fees and Costs, then to interest on the Note, followed by application to principal on the Note.

c.           Disposition of Collateral.  Debtor specifically acknowledges and agrees that any sale by Lender of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Lender at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Lender, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Lender may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Lender shall be deemed “commercially reasonable”.

Lender shall have no obligation to cleanup or otherwise prepare any Collateral for sale.

Lender’s compliance with applicable state or federal law requirements in connection with a disposition of the Collateral shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Lender may specifically disclaim any warranties of title or the like upon disposition of any Collateral.   The disclaimer of any warranty of title shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If Lender sells any Collateral upon credit, Debtor shall be credited only with the payments actually made by the purchaser thereof, and actually received by the Lender and applied to the obligations of such purchaser.  In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Debtor shall be credited only with the net proceeds of such sale.

Security Agreement in Favor of Fifth Third Bank

Lender shall have no obligation to marshal any assets in favor of Debtor, including Debtor, or against or payment of: (i) any Note; (ii) any of the other Obligations, or (iii) any other obligation owed to Lender by Debtor.

7.           General.

a.           Parties Bound.  Lender’s rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by Lender of any of the Obligations or the Collateral, Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Lender shall retain all rights and powers hereby given with respect to any of the Obligations or the Collateral not so assigned or transferred.  All representations, warranties and agreements of Debtor shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

b.           Waiver.  No delay of Lender in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  No waiver by Lender of any right hereunder or of any default by Debtor shall be binding upon Lender unless in writing, and no failure by Lender to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.  Each right, power and remedy of Lender as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all other such rights, powers or remedies.

Security Agreement in Favor of Fifth Third Bank

c.           Agreement Continuing.  This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Lender and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

d.           Waiver of Jury Trial.  Debtor hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the Loan Documents, and/or the transactions contemplated by this agreement, or any dealings between Debtor and Lender.

e.           Notices.  Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if Article Nine elsewhere specifies a longer period, such longer period) to the address of Debtor listed in the Loan Agreement in accordance with the Loan Agreement.

f.           Modifications.  No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtors and Lender.  The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

g.           Applicable Law and Partial Invalidity.  This Agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of that State even if Collateral is located outside the jurisdiction of the State of Florida. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

h.           Financing Statement.  To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

i           Attorney Fees.  Should any litigation be commenced between the parties hereto concerning the provisions of this Agreement or the rights and duties of any in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys’ fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose and such attorneys’ fees shall be deemed to include the right to a separate award for paralegal or legal assistant’s fees.

Security Agreement in Favor of Fifth Third Bank

j.   Headings and Captions.  The headings and captions contained in this Agreement shall not be considered to be a part hereof for purposes of interpretation or applying this Agreement but are for convenience only.

k.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed or caused theses presents to be executed effective the day and year first above written.

Signed Sealed and Delivered
In the Presence of:
Witness as to Debtor Print Name_______________________ Witness as to Debtor Print Name_______________________	Innovative Food Holdings, Inc., a Florida corporation By: Justin Wiernasz, its President
Witness as to Lender Print Name_______________________ Witness as to Lender Print Name_______________________	Fifth Third Bank, an Ohio banking corporation By: Timothy J. Reiter, Vice President

Security Agreement in Favor of Fifth Third Bank

Exhibit “A”

A.  All fixtures of every nature whatsoever affixed to the real estate described below (“Real Estate Security”) now or hereafter owned by Debtor used or intended to be used in connection with or with the operation of the real estate Real Estate Security, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing;

B.  All of Debtor’s right, title interest and privileges arising under all contracts, permits and licenses entered into or obtained in connection with the operation of the Real Estate Security, including by way of example and not in limitation:  all variances, licenses and franchises granted by municipal, county, state and federal Governmental Authorities, or any of their respective agencies;

C.  All judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of any of the Real Estate Security or any portion thereof under the power of eminent domain or the threat of exercise thereof; any proceeds of any and all policies of insurance maintained with respect to the Real Estate Security, or proceeds of any sale, option or contract to sell the Real Estate Security or any portion thereof.

E.  All Proceeds of the foregoing

Real Estate Security:

Lot 3 of GREYHOUND COMMERCE PARK, according to the plat thereof as recorded in Plat Book 66, Page 21, of the Public Records of Lee County, Florida.

Security Agreement in Favor of Fifth Third Bank